Exhibit 99.(a)(1)(K)

1 Discounted Option Amendment Program for Canadian Employees

2 Meeting Objectives • Explain the tax law affecting certain stock options • Explain your choices & participation requirements to help avoid adverse tax consequences • Answer general questions about the presentation

3 Disclaimer • This presentation is only intended to provide you an overview, and an opportunity to ask questions • The actual “Offer” is contained in the Schedule TO filed with the Securities and Exchange Commission on September 11, 2008

4 • Synopsys has invited Ogilvy Renault LLP to provide general and tax information related to the Tender Offer to help you through the process. • Synopsys cannot provide this information itself: Violation of company policy regarding provision of tax advice Violation of Tender Offer rules Introductions

5 THE ISSUE: DISCOUNTED OPTIONS

6 How Stock Options are taxed • Employees not taxed when Options granted or when they vest • Employees taxed when they exercise Options • Taxable Benefit = Fair market value of shares on date of exercise, minus Exercise Price

7 Favorable Tax Treatment • Deduction of 50% of Taxable Benefit in computing federal and provincial (except Quebec) taxable income available in certain circumstances • Deduction for Quebec income tax purposes is 25% not 50% • 50% federal and 25% Quebec deduction ** are not available for Options issued at a Discounted Exercise Price ** For simplicity, the rest of this presentation will refer to the “50% deduction”

8 Option taxation - example • Income tax at exercise Assume option grant price $20 Employee exercises when stock price $25 Income tax at exercise on the spread ($25 - $20) = $5 200 options exercised • If eligible, taxable income = Taxable benefit at exercise $5 x 200 = $1,000 Deduction of 50% of $1,000 (500) Net taxable income $ 500 • Reported on Form T4 Spread at exercise - $1,000 Amount eligible for 50% deduction - $1,000

9 • Options granted at a discount (dates shown on the next slide) • Which have not been exercised as of September 11, 2008 Which options are affected?

10 Affected Grants Original Date of Grant Original Option Exercise Price(1) FMV on Accounting Measurement Date (Corrected Exercise Price)(1) Price Differential March 28, 2001 $21.56250 $23.46875 $1.90625 May 23, 2001 $30.00000 $30.685000 $0.685000 November 19, 2002 $23.99000 $25.86000 $1.87000 December 9, 2002 $21.72500 $22.19000 $0.46500 May 19, 2003 $25.00000 $29.32500 $4.32500 May 17, 2004 $25.19000 $29.37000 $4.18000 July 16, 2004 $24.92000 $25.69000 $0.77000 December 10, 2004 (1) Reflects 2:1 stock split on September 23, 2003 $17.58000 $18.23000 $0.65000

11 How did I get discounted options? • Old option grant process used through end of 2005 • Company granted options monthly during a “grant week” • Exercise price used was lowest closing price during the grant week • Old process created discount of the difference between • SNPS fair market value on the accounting measurement date (generally Friday, when the lowest price of the grant week was known), and • the lowest closing price of the grant week • Old process was NOT used for executive officers

12 • Assume an option for 500 shares granted on December 13, 2001 vesting (100 shares per year) • Exercise price = $19, but fair market value on appropriate accounting measurement date (Friday, Dec 14, 2001) = $20 • Exercises: • 300 shares previously exercised • 200 shares remaining • 300 shares exercised: • Were granted at less than fair market value on the date of grant, • Taxable benefit on exercise should not have been eligible for the 50% deduction • 200 shares remaining: • Were granted at less than fair market value on the date of grant, • Taxable benefit on exercise will not be eligible for the 50% deduction Tax consequences of discounted options – Example

13 SNPS Solution: Tender Offer • Tender Offer To remedy unexercised options so that they will be eligible for the 50% deduction

14 TENDER OFFER

15 SNPS Solution: Tender Offer • Amend unexercised option to increase option exercise price to remove the discount • New option price will equal the fair market value on the appropriate accounting measurement date (generally the Friday of the grant week) • All other terms will remain the same (including the number of shares, vesting schedule and expiration date).

16 • Unexercised option for 500 shares granted on December 13, 2001 vesting over five years • Option price = $19, but fair market value on appropriate accounting measurement date (Friday, December 14, 2001) = $20 • Exercised: • 300 shares already exercised prior to Tender Offer – no change in exercise price • Option Amendment • 200 options unexercised will have an exercise price of $20 Hypothetical Example (amended option)

17 Example (amended option) • Assume that SNPS stock price on exercise is $25 • Taxable benefit = $1,000 (200 shares x $5 ($25 FMV - $20 exercise price)) Taxable benefit $ 1,000 Tax calculation Taxable benefit $ 1,000 Less: 50% deduction $ (500) Taxable income $ 500 Estimated federal and provincial income tax (40% combined rate) 40% $ 200 After tax gain if shares sold at $25.00 $ 800

18 Example (if option not amended) • Assume that SNPS stock price on exercise is $25 • Taxable benefit = $1,200 (200 shares x $6 ($25 FMV - $19 exercise price)) Taxable benefit $ 1,200 Tax calculation Taxable benefit $ 1,200 Less: 50% deduction $ - Taxable income $ 1,200 Estimated federal and provincial income tax (40% combined rate) 40% $ 480 After tax gain if shares sold at $25.00 $ 720

19 • Must be an employee as of close of tender offer • Must hold an Eligible Option • The entire Eligible Portion of all Eligible Options must be tendered for amendment • Eligible Portions of Eligible Options exercised before the end of the tender offer (October 9, 2008) are NOT eligible for amendment Requirements for Participation

20 • SNPS will report option exercises to taxing authorities as being not eligible for the 50% deduction • SNPS will make required withholdings as options are exercised based on the full amount of the gain • This solution is a one-time offer to help avoid adverse tax consequences. What if I do nothing?

21 • Tender Offer Began: September 11, 2008 • Tender Offer Expected to Expire: October 9, 2008 All elections MUST be received by 11:59 PM (Eastern Time) on October 9, 2008 – the “Expiration Time” Late submissions will not be accepted • Only way to “tender” and accept the offer: Make your election by faxing the election form to Shareholder Services at 650-584-4484 Participation is voluntary, but if you fail to make an election, you are treated as having rejected the tender offer • Elections may be withdrawn or changed at any time, so long as a new election is received by Synopsys prior to the Expiration Time How do I participate?

22 • After you make or change your election, you will receive an Election Confirmation email • You will receive a Final Election Confirmation email within 5 business days after the Expiration Time • Acceptance of the Offer and amendment of your Eligible Options does not occur until after the Offer expires • Participation is voluntary, but if you fail to make an election, you are treated as having rejected the tender offer • Acceptance of the Offer gives you no additional right to remain employed by Synopsys More Participation Information

23 • Synopsys sent the tender offer materials to you by email on September 11, 2008 – If you have not yet received your documents, please contact Erika Varga McEnroe, Associate General Counsel, at 650-584-4241, Monday through Friday from 9:00 a.m. to 6:00 p.m., Pacific Time • The tender offer materials are also available on the SEC’s EDGAR website – www.sec.gov • These are important materials that you should review carefully Tender Offer Documents & Personalized Election Form

24 • Questions on this presentation, the tender offer materials or your personalized Election Form should be directed to: Erika Varga McEnroe 650-584-4241 Monday through Friday During the hours of 9:00 a.m. to 6:00 p.m., Pacific Time. • Contact your personal tax advisor What if I still have questions?

25 • Taxation of stock option transactions can be very complicated. • Synopsys policy prohibits any employees, or outside advisors like Ogilvy Renault LLP, from providing personal income tax advice to any employee. • This presentation is general and you should consult with your personal tax advisor for advice relevant to your specific situation. Tax Advice